                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.


                               CORECOMM LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [CORECOMM LOGO]

                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                              PROXY STATEMENT AND

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999
                            ------------------------

     The Annual Meeting of Stockholders of CoreComm Limited (the "Company") will be held at 10:45 a.m., local time, on Thursday, June 3, 1999, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, for the following purposes:

     1. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1999; and

     2. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be located at the Company's offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1998 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                   By order of the Board of Directors,
                                   /s/ Richard J. Lubasch
                                   RICHARD J. LUBASCH
                                   Secretary

New York, New York
April 28, 1999

                                CORECOMM LIMITED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1999
                            ------------------------

                                PROXY STATEMENT

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of CoreComm Limited (the "Company" or "CoreComm") to be held at 10:45 a.m., local time, on Thursday, June 3, 1999, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1999, will be entitled to vote at the Annual Meeting. At the close of business on April 14, 1999, 13,242,699 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to stockholders on or about April 28, 1999.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $4,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 20, 1999, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Common Stock.

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                  -------------------------------------------------
                                                               PRESENTLY
                                                              EXERCISABLE
EXECUTIVE OFFICERS, DIRECTORS                      COMPANY    OPTIONS AND
AND PRINCIPAL STOCKHOLDERS                          STOCK     WARRANTS(1)      TOTAL     PERCENT(2)
-----------------------------                     ---------   ------------   ---------   ----------
J. Barclay Knapp................................      9,198      926,478       935,676      6.60%
George S. Blumenthal(3).........................    175,449      846,813     1,022,262      7.26%
Richard J. Lubasch..............................      3,282      201,685       204,967      1.52%
Patty J. Flynt..................................         --       18,250        18,250      *
Gregg Gorelick..................................     18,837       52,404        71,241      *
Del Mintz.......................................    335,286       92,823       428,109      3.21%
Sidney R. Knafel................................     98,800       92,823       191,623      1.44%
Ted H. McCourtney(4)............................    284,355       60,323       344,678      2.59%
Alan J. Patricof(5).............................     13,236       92,823       106,059      *
Warren Potash...................................        542       63,219        63,761      *
All directors and officers as a group (10 in
  number).......................................    938,985    2,447,641     3,386,626     21.58%
Ronald Baron(6).................................  2,386,400                  2,386,400     18.02%
Baron Capital Group, Inc.(6)
Bamco, Inc.(6)
Baron Capital Management, Inc.(6)
Baron Asset Fund(6)
  767 Fifth Avenue
  New York, NY 10153

Snyder Capital Management, L.P.(7)..............  1,977,562                  1,977,562     14.93%
Snyder Capital Management, Inc.(7)
  350 California Street, Suite 1460
  San Francisco, CA 94104

NWQ Investment Management Company(8)............    884,488                    884,488      6.68%
  2049 Century Park East, 4th Floor
  Los Angeles, CA 90067

Wallace R. Weitz & Company(9)...................    852,300                    852,300      6.44%
  1125 South 103rd Street, Suite 600
  Omaha, NE 68124-6008

Georgica Advisors LLC(10).......................    797,130                    797,130      6.02%
Richard Reiss, Jr.(10)
  1114 Avenue of the Americas
  New York, NY 10036

J. David Wargo(11)..............................    686,200                    686,200      5.18%
  712 Fifth Avenue
  41st Floor
  New York, NY 10019

                                         (footnotes continued on following page)

---------------

  *  Represents less than one percent.

 (1) Includes shares of Common Stock purchased upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options") and shares of Common Stock purchased upon the exercise of warrants.

 (2) Includes Common Stock and Presently Exercisable Options and Warrants.

 (3) Includes 1,980 shares of Common Stock owned by trusts for the benefit of Mr. Blumenthal's children and 120,000 shares of Common Stock and 186,778 warrants held by a Grantor Retained Annuity Trust. An additional 3,000 shares of Common Stock are owned by Mr. Blumenthal's wife, as to which shares Mr. Blumenthal disclaims beneficial ownership.

 (4) Includes 274,000 shares of Common Stock held by various entities of which Mr. McCourtney is a general partner, as to which shares Mr. McCourtney disclaims beneficial ownership except to the extent of his pro-rata interest. An additional 520 shares of Common Stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (5) Includes 1,065 shares of Common Stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership. An additional 2,500 shares of Common Stock are owned by the Patricof & Co. Ventures Profit Sharing Plan. Mr. Patricof is a trustee of the Plan and disclaims beneficial ownership of such securities other than the amount allocable to his beneficial interest in the plan.

 (6) Based solely upon Schedule 13-G (Amendment No. 1), dated February 8, 1999, filed by Ronald Baron, Baron Capital Group, Inc., Bamco, Inc., Baron Capital Management, Inc. and Baron Asset Fund with the Securities and Exchange Commission (the "SEC").

 (7) Based solely upon Schedule 13-G, dated February 8, 1999, filed by Snyder Capital Management, L.P. and Snyder Capital Management, Inc. with the SEC.

 (8) Based solely upon Schedule 13-G, dated February 16, 1999, filed by NWQ Investment Management Company with the SEC.

 (9) Based solely upon Schedule 13-G, dated February 9, 1999, filed by Wallace
     R. Weiss & Company with the SEC.

(10) Based solely upon Schedule 13-G, dated December 4, 1998, filed by Georgica Advisors LLC and Richard Reiss, Jr. with the SEC.

(11) Based solely upon Schedule 13-G, dated March 17, 1999, filed by J. David Wargo with the SEC.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             CORECOMM'S MANAGEMENT

DIRECTORS

     The CoreComm Board of Directors consists of the seven persons listed below, each of whom were elected for a term expiring at the annual meeting of stockholders indicated below.

                                                                     TERM EXPIRES
                                                                      AT ANNUAL
NAME                                                          AGE     MEETING IN
----                                                          ---    ------------
Alan J. Patricof............................................  64         2001
Warren Potash...............................................  67         2001
Sidney R. Knafel............................................  68         2002
Ted H. McCourtney...........................................  60         2002
Del Mintz...................................................  71         2002
George S. Blumenthal........................................  55         2000
J. Barclay Knapp............................................  42         2000

     SINCE NO DIRECTOR'S TERM EXPIRES IN 1999, THE MATTER OF ELECTING A DIRECTOR WILL NOT BE ON THE AGENDA FOR THIS YEAR'S ANNUAL MEETING.

     Set forth below is a brief description of the present and past business experience of each of the persons who serve as directors of the Company:

     Alan J. Patricof has been a director of CoreComm since March 18, 1998. Mr. Patricof is Co-Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof was a director of Cellular Communications International, Inc. ("CCII") from July 1991 until its sale in March 1999 (the "CCII Sale") and has been a director of Cellular Communications of Puerto Rico, Inc. ("CCPR") since February 1992. Additionally, Mr. Patricof has been a director of NTL Incorporated ("NTL") since its formation and is a director of other privately owned companies.

     Warren Potash has been a director of CoreComm since March 18, 1998. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since 1989. Prior to that time, and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash was also a director of CCII from July 1991 until the CCII Sale, and has been a director of CCPR since February 1992 and of NTL since its formation.

     Sidney R. Knafel has been a director of CoreComm since March 18, 1998. Mr. Knafel has also been Managing Partner of SRK Management Company, a private investment concern, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc. and some privately owned companies, was a director of CCII from July 1991 until the CCII Sale, and has been a director of CCPR since February 1992 and of NTL since its formation.

     Ted H. McCourtney has been a director of CoreComm since March 18, 1998. Mr. McCourtney is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also has been a director of NTL since its formation and serves as a director of Medpartners Inc., Visual Networks, Inc. and several privately owned companies.

     Del Mintz has been a director of CoreComm since March 18, 1998. Mr. Mintz is President of Cleveland Mobile Tele Trak, Inc., Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessors of these companies since 1967. Mr. Mintz is president of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before that company was acquired through a merger with CCI's predecessor in 1985. Mr. Mintz was also a director of CCII from July 1991 until the CCII Sale and has been a director of CCPR since February 1992. Additionally, Mr. Mintz has been a director of NTL since its formation and is a director of several privately owned companies.

     George S. Blumenthal has been a director of CoreComm since March 18, 1998. Mr. Blumenthal has been the Chairman, Treasurer and a director of CCPR since February 1992 and was Chief Executive Officer from March 1994 until March 1998. In addition, Mr. Blumenthal is Chairman, Treasurer and a director of NTL. Mr. Blumenthal is also a director of Andover Togs, Inc. Mr. Blumenthal was Chairman, Treasurer and a director of CCII from its organization until April 1994. Mr. Blumenthal was also Chairman, Treasurer and a director of Cellular Communications, Inc. ("CCI") from CCI's founding in 1981 until its merger in 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger").

     J. Barclay Knapp has been President, Chief Executive Officer, Chief Financial Officer and a director of CoreComm since March 1998. Mr. Knapp was appointed President of CCPR in March 1994 and Chief Executive Officer in March 1998. Mr. Knapp has been a director of CCPR since February 1992 and was Chief Financial Officer from that date to 1997. Mr. Knapp was Executive Vice President, Chief Operating Officer and a director of CCII from July 1991 until June 1998. He is President, Chief Executive Officer, Chief Financial Officer and a director of NTL. Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI until the CCI Merger.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During calendar 1998, three meetings (including regularly scheduled and special meetings) of the Board of Directors were held. The Board of Directors has a Compensation and Option Committee (the "Compensation Committee") and an Audit Committee. Messrs. Knafel, Mintz and McCourtney serve as members of the Compensation Committee and Messrs. Mintz, Patricof and Potash serve as members of the Audit Committee. The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers, and the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar 1998, the Compensation Committee held one meeting. During 1998, Mr. McCourtney attended 50%, Mr. Patricof attended 67% and Mr. Knafel attended 75% of the meetings of the Board of Directors of the Company and committee meetings of which he was a member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. In addition, as of December 31, 1998, Messrs. Knafel, Mintz, Patricof and Potash have each been granted options to purchase an aggregate of 7,448 shares of Common Stock at a weighted average price of $1.47 per share. Messrs. Knafel, Mintz and Patricof each have warrants to purchase an aggregate of 85,375 shares of Common Stock at $13.18 per share and Messrs. Potash and McCourtney have warrants to purchase 40,375 and 32,875 shares, respectively, of Common Stock at $13.18 per share. Directors who are not officers are paid a fee of $250 for each Board meeting and each committee meeting that they attend.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the persons who serve as executive officers of CoreComm. Executive officers of CoreComm are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

NAME                                          AGE                     TITLE
----                                          ---                     -----
George S. Blumenthal....................      55     Chairman of the Board
J. Barclay Knapp........................      42     President, Chief Executive Officer and
                                                     Chief Financial Officer
Patty J. Flynt..........................      47     Senior Vice President - Chief Operating
                                                     Officer
Richard J. Lubasch......................      52     Senior Vice President - General Counsel
                                                     and Secretary
Gregg Gorelick..........................      40     Vice President - Controller and
                                                     Treasurer

     Set forth below is a brief description of the present and past business experience of each of the persons who serve as executive officers of CoreComm who are not also serving as directors.

     Patty J. Flynt has been CoreComm's Senior Vice President and Chief Operating Officer since 1998 and was OCOM Corporation's President from 1996 until 1998. Ms. Flynt is also Group Managing Director of the Information Services Division of NTL. Prior to joining OCOM Corporation in 1996, Ms. Flynt was a Vice President of New Par, a joint venture of CCI and AirTouch Communications, Inc. from 1989 until 1996.

     Richard J. Lubasch has been CoreComm's Senior Vice President - General Counsel and Secretary since 1998. Additionally, Mr. Lubasch has been CCPR's Senior Vice President - General Counsel and Secretary from February 1992. He was also the Senior Vice President - General Counsel, Secretary and Treasurer of CCII from July 1991 until the CCII Sale, and has been Senior Vice
President - General Counsel and Secretary of NTL since its formation. Mr. Lubasch was Vice President - General Counsel and Secretary of CCI from July 1987 until the CCI Merger.

     Gregg Gorelick has been CoreComm's Vice President - Controller and Treasurer since 1998. Mr. Gorelick has been CCPR's Vice President - Controller from February 1992, held that position at CCII from July 1991 until the CCII Sale and has held that position at NTL since its formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President - Controller of CCI from 1986 until the CCI Merger.

BERMUDA RESIDENT REPRESENTATIVE AND SECRETARY

     CoreComm is required, as a matter of Bermuda law, to maintain a representative presence in Bermuda and has elected to appoint a resident representative. The resident representative is entitled to attend and speak, but not to vote at meetings of the board or any committee of the board or of the stockholders. Hugh Gillespie, an attorney with Appleby, Spurling & Kempe, CoreComm's Bermuda legal advisor, is also CoreComm's initial resident representative.

     Claire Sousa is employed by A.S. & K. Services Ltd., a Bermuda corporation, and an affiliate of Appleby, Spurling & Kemp, as a corporate administrator, and serves as CoreComm's Secretary resident in Bermuda.

                             EXECUTIVE COMPENSATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation Committee of the Board of Directors has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of independent non-employee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to stockholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and stockholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and stockholder value.

     The Compensation Committee also recognizes that the cash portion of compensation for Messrs. Knapp, Blumenthal, Lubasch and Gorelick is small in light of their compensation from NTL (which is reimbursed to NTL by the Company based on a reasonable estimate of the time these executives spent on Company activity in the relevant period). The Compensation Committee believes that for such executives, stock-based compensation becomes even more significant.

     Each year the Compensation Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the executives, the Compensation Committee recognizes the fact that such executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant consistent long-term value for stockholders of the Company (and its predecessors) over such period. In determining the annual compensation for the Chief Executive Officer, the Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is supplemented by equity-based option grants. With respect to 1998, the base salary for Mr. Knapp, Mr. Blumenthal, Mr. Lubasch and Mr. Gorelick was $21,200, $20,600, $17,300 and $10,000, respectively. The base salary for Ms. Flynt was $183,600. With respect to Messrs. Knapp, Blumenthal, Lubasch and Gorelick, 1998 bonuses have not yet been determined. Ms. Flynt received a bonus of $131,400 in 1998.

STOCK OPTIONS

     In 1998, CoreComm's Board of Directors adopted the CoreComm Limited 1998 Stock Option Plan (the "CoreComm Stock Option Plan"), reserving thereunder shares for issuances to employees and directors.

     The CoreComm Stock Option Plan is intended to encourage stock ownership by employees of the Company and its divisions and subsidiary corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees and directors who are employees to remain in the employ of the Company or its affiliates and to put forth maximum efforts for the success of the business. The CoreComm Stock Option Plan provides for grants of options to acquire shares of Common Stock, which options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of options granted pursuant to the CoreComm Stock Option Plan, including provisions regarding vesting, exercisability, exercise price and duration, are generally set by the Compensation Committee. In addition, in January, 1999, CoreComm Ohio Limited, a wholly owned subsidiary of CoreComm, adopted the CoreComm Ohio Limited 1999 Stock Option Plan. Under that plan, up to 30% of the common stock of CoreComm Ohio Limited may become subject to options. These options will not become exercisable unless and until there is a registered public offering of CoreComm Ohio Limited's common stock.

     In determining individual options grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase stockholder value, taking into consideration their cash compensation levels.

     The Compensation Committee believes that the equity interests in the Company held by the named executive officers represent a significant incentive to increase overall stockholder value.

     In 1998, Messrs. Knapp and Blumenthal each received a warrant to purchase 818,750 shares of Common Stock at an exercise price of $13.18 and $15.82 per share, respectively. Messrs. Knapp and Blumenthal now own 9,198 shares and 175,449 shares, respectively, of Common Stock, hold options to purchase an additional 107,728 shares and 28,063 shares, respectively, of Common Stock and each hold warrants to purchase an additional 818,750 shares of Common Stock.

COMPENSATION DEDUCTION CAP POLICY

     The CoreComm Stock Option Plan complies with the requirements regarding non-deductibility of compensation in excess of $1 million under sec.162(m) of the Code. Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec.162(m) of the Code. Other compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                                          THE COMPENSATION AND OPTION COMMITTEE
                                          Sidney R. Knafel
                                          Del Mintz

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the period March 16, 1998 (the date of inception) through December 31, 1998.

                          SUMMARY COMPENSATION TABLE*

                                                                                LONG-TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS
                                       ------------------------------------   -------------
                                                                                 COMMON
                                                               OTHER ANNUAL       STOCK        ALL OTHER
                                                    BONUS      COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)     ($)           ($)        OPTIONS(#)(3)       ($)
---------------------------     ----   ---------   --------    ------------   -------------   ------------
J. Barclay Knapp..............  1998     21,200         --            --         926,478
  President and Chief
  Executive and Financial
  Officer
George S. Blumenthal(1).......  1998     20,600         --            --         846,813
  Chairman
Richard J. Lubasch............  1998     17,300         --            --         201,685
  Senior Vice President--
  General Counsel and
  Secretary
Patty J. Flynt................  1998    183,600    131,400            --          36,250
  Senior Vice President and
  Chief Operating Officer
Gregg Gorelick................  1998     10,000         --        57,900(2)       78,404
  Vice President, Controller
  and Treasurer

---------------

 * NTL provides management, financial, legal and technical services to the Company. Amounts charged to the Company consist of salaries and direct costs allocated to the Company. In 1998, NTL charged the Company $313,000. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. However, in the opinion of management of the Company, the allocation method is reasonable. The named executives, except Ms. Flynt, receive salaries from NTL and spend portions of their time providing executive management to the Company.

    Ms. Flynt was granted options in a subsidiary of the Company under a plan that was adopted in January 1999. Under that plan, up to 30% of the common stock of the subsidiary may become subject to options.

(1) Mr. Blumenthal resigned as Chief Executive Officer in March 1998, and Mr. Knapp was appointed Chief Executive Officer in March 1998.

(2) Other annual compensation consists of relocation expenses of $57,900.

(3) 1998 option grants do not include an aggregate of 225,880 options issued to the named executives as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1998 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                       ------------------------------------------------------       VALUE AT ASSUMED
                                      % OF TOTAL                                     ANNUAL RATE OF
                                       OPTIONS                                         STOCK PRICE
                        NUMBER OF      GRANTED                                      APPRECIATION FOR
                       SECURITIES         TO         EXERCISE                          OPTION TERM
                       UNDERLYING     EMPLOYEES       OR BASE                    -----------------------
                         OPTIONS      IN FISCAL        PRICE       EXPIRATION      5%($)        10%($)
NAME                   GRANTED(#)        YEAR       ($/SHARE)**       DATE        $21.47        $34.19
----                   -----------    ----------    -----------    ----------    ---------    ----------
J. Barclay Knapp.....         --(1)        --%            --              --            --            --
George S.
  Blumenthal.........         --(2)        --             --              --            --            --
Richard J. Lubasch...         --(3)        --             --              --            --            --
Patty J. Flynt*......     30,000(4)      0.88          13.18        08/20/08       248,707       630,268
Gregg Gorelick*......      5,000(5)      0.15          13.18        03/12/08        41,451       105,045
                          20,000(5)      0.59          13.18        08/20/08       165,804       420,178

---------------

(1) Does not include 818,750 warrants and 107,728 options as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off.

(2) Does not include 818,750 warrants and 28,063 options as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off.

(3) Does not include 171,250 warrants and 30,435 options as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off.

(4) Does not include 6,250 options as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off.

(5) Does not include 53,404 options as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off.

* All options were granted on March 13, 1998 or August 21, 1998; 20% were exercisable upon issuance, 20% became exercisable on January 1, 1999 and an additional 20% will become exercisable on each of January 1, 2000, 2001 and 2002. Upon a change of control of the Company, all unvested options become fully vested and exercisable.

** CoreComm began trading on The Nasdaq Stock Market's National Market (the "NASDAQ") on September 4, 1998. The closing price on September 4, 1998 was $14.25.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on stock option exercises during 1998 by the named executive officers and the value at December 31, 1998 of unexercised in-the-money options held by each of the named executive officers. None of the named executive officers exercised options during 1998.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                 NUMBER OF
                                                                 SECURITIES           VALUE OF
                                                                 UNDERLYING         UNEXERCISED
                                                                UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS            OPTIONS AT
                                                                AT FY-END(#)         FY-END($)*
                                                              EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                                          UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                                          ----------------    ----------------
J. Barclay Knapp............................................      926,478(E)         3,767,036(E)
                                                                        0(U)                 0(U)
George S. Blumenthal........................................       28,063(E)           426,586(E)
                                                                        0(U)                 0(U)
Richard J. Lubasch..........................................      201,685(E)           904,961(E)
                                                                        0(U)                 0(U)
Patty J. Flynt..............................................       12,250(E)           110,233(E)
                                                                   24,000(U)            61,680(U)
Gregg Gorelick..............................................       41,904(E)           437,506(E)
                                                                   36,500(U)            93,805(U)

---------------
* Based on the closing price on the NASDAQ on December 31, 1998 of $15.75.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock with The Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index") and the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index").

     The graph assumes that $100 was invested on September 4, 1998 (the date the Company began trading on the NASDAQ) in each of the Common Stock, the CRSP Index and the Nasdaq (U.S.) Index.

                        COMPARISON OF CORECOMM LIMITED,
                   THE CRSP INDEX AND THE NASDAQ (U.S.) INDEX

                                                          SPTR                       RUSSELL                   PEER GROUP
                                                          ----                       -------                   ----------
'1993'                                                      100                         100                         100
'1994'                                                    41.49                       98.18                      130.95
'1995'                                                    46.81                       126.1                      137.59
'1996'                                                   185.11                       146.9                      147.28
'1997'                                                    81.92                      179.75                      125.22
'1998'                                                    35.11                      175.17                      119.57

---------------
NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1999.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1999 will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                               SUCH RATIFICATION

                           RELATED PARTY TRANSACTIONS

     The Company had extended to Gregg Gorelick, Vice President-Controller, a loan on a secured basis for relocation expense. The loan was interest free and was repayable upon the sale of his former residence or upon his termination of employment. The maximum amount outstanding during the latest fiscal year was $664,000. The loan was repaid in 1999.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company at the address set forth on the first page of this proxy statement on or before December 29, 1999 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any others matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By order of the Board of Directors,
                                          /s/ Richard J. Lubasch
                                          RICHARD J. LUBASCH
                                          Secretary

New York, New York
April 28, 1999

PROXY

                                CORECOMM LIMITED
                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON
                                  JUNE 3, 1999

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of CoreComm Limited (the "Company") to be held on Thursday, June 3, 1999 at 10:45 a.m., local time, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposal.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

          (Please date and sign on reverse side and return promptly.)

(Continued from other side)

    2. In their discretion, to act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSON NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       Dated             , 1999
                                                       In case of joint owners,
                                                       each joint owner must
                                                       sign. If signing for a
                                                       corporation or
                                                       partnership or as agent,
                                                       attorney or fiduciary,
                                                       indicate the capacity in
                                                       which you are signing.

        PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.


TWO ADDITIONAL WAYS TO VOTE                                                   [CORECOMM LOGO]
                                                                    N
                                                                    N
 VOTE BY TELEPHONE                                                  N         VOTE BY INTERNET
                                                                    N
IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY                 N         IT'S FAST, CONVENIENT, AND YOUR VOTE IS
CONFIRMED AND POSTED.                                               N         IMMEDIATELY
                                                                    N         CONFIRMED AND POSTED AND YOU CAN GET ALL FUTURE
USING A TOUCH-TONE PHONE                                            N         MATERIALS BY INTERNET.
CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING                       N         WWW.PROXYVOTE.COM
INSTRUCTION FORM.                                                   N         JUST FOLLOW THESE 4 EASY STEPS:
                                                                    N
JUST FOLLOW THESE 4 EASY STEPS:                                     N         1. READ THE ACCOMPANYING PROXY STATEMENT AND
                                                                    N         VOTING INSTRUCTION FORM.
1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING                 N
INSTRUCTION FORM.                                                   N         2. GO TO WEBSITE WWW.PROXYVOTE.COM.
                                                                    N
2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING                   N         3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON
INSTRUCTION FORM.                                                             YOUR VOTING INSTRUCTION FORM.
3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR                         4. FOLLOW THE SIMPLE INSTRUCTIONS.
VOTING INSTRUCTION FORM.                                                      YOUR VOTE IS IMPORTANT!
4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.                                   GO TO WWW.PROXYVOTE.COM
YOUR VOTE IS IMPORTANT!
CALL 24 HOURS A DAY                                                           24 HOURS A DAY
DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET